UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 2, 2006
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amended 2004 Executive Incentive Plan
     On November 2, 2006, the stockholders of Lam Research Corporation (the “Company”) approved an amendment (the “Amendment”) of the Company’s 2004 Executive Incentive Plan (the “Executive Incentive Plan”) at the Company’s annual meeting. The Amendment increases the limit on the aggregate amount of cash awards paid under the Executive Incentive Plan to any one participant in respect of specified performance goals for any twelve-month measurement period from $2,000,000 to $12,000,000 (such limit subject to proportionate adjustment in the event of a performance period that is shorter or longer than one year). The Amendment is effective for measurement periods beginning on or after November 3, 2006.
2007 Stock Incentive Plan
     On November 2, 2006, the stockholders of the Company approved the Lam Research Corporation 2007 Stock Incentive Plan (the “2007 Stock Plan”) at the Company’s annual meeting. Under the 2007 Stock Plan, 15,000,000 shares of common stock will be reserved for issuance. As a result of the approval of the 2007 Stock Plan by the stockholders, the Company will cease granting awards under its 1999 Stock Option Plan and 1997 Stock Incentive Plan.
     The types of awards that may be granted under the 2007 Stock Plan are stock options (including incentive stock options and nonstatutory stock options), stock appreciation rights, and stock awards, including restricted stock, deferred stock, restricted stock units, performance shares, phantom stock and similar types of awards. Employees, consultants, members of Lam’s board of directors and Lam’s executive officers are eligible to receive awards under the 2007 Stock Plan.
     During the pendency of the 2006 proxy solicitation, two institutional stockholders requested changes to the 2007 Stock Plan. Stockholder approval of the Plan was obtained without regard to how the votes of such stockholders were cast. Nevertheless because the Board is willing to consider stockholder inputs when they are reasonable and consistent with the Company’s business objectives, following the 2006 annual meeting, on November 2, 2006, the Board amended the 2007 Stock Plan to (i) require independent director approval (by a committee of independent directors or by a majority of the independent members of the board) of all award grants made to non-employee directors under the 2007 Stock Plan, (ii) establish that such grants shall be made with the objective that non-employee director compensation taken as a whole shall not exceed the 75th percentile of comparable companies, and (iii) limit the number of shares for which vesting restrictions may be waived for reasons other than death, disability, retirement, a change of control or other exigent circumstances to 5% of the total number of shares reserved under the 2007 Stock Plan. A copy of the amended 2007 Stock Plan is attached as Exhibit 4.2.
Non-Employee Director Compensation
     On November 2, 2006, the independent members of the Company’s board of directors changed the annual retainer amounts paid to non-employee directors. The annual retainer was set at $42,000 with an additional $2,000 annual payment to board committee chairpersons and the lead independent director.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits
4.1(1)	Lam Research Corporation 2004 Executive Incentive Plan, amended and restated as of November 3, 2006

4.2	Lam Research Corporation 2007 Stock Incentive Plan, as amended

(1)	Incorporated by reference to Appendix B of the Registrant’s Proxy Statement filed on October 10, 2006 (SEC File Number 000-12933).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 8, 2006

LAM RESEARCH CORPORATION
By:	/s/ Martin B. Anstice
Martin B. Anstice
Group Vice President, Chief Financial Officer, and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1(1)	Lam Research Corporation 2004 Executive Incentive Plan, amended and restated as of November 3, 2006

4.2	Lam Research Corporation 2007 Stock Incentive Plan, as amended

(1)	Incorporated by reference to Appendix B of the Registrant’s Proxy Statement filed on October 10, 2006 (SEC File Number 000-12933).